Exhibit 99-1

THIRD AMENDMENT

            THIS THIRD AMENDMENT (this “Amendment”) dated as of November 10, 2008 to the Credit Agreement referenced below is among TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as a Lender and as Administrative Agent.

W I T N E S S E T H

            WHEREAS, pursuant to the Fall Maturity Credit Agreement dated as of May 17, 2006 (as amended as of November 2, 2006 and as of November 2, 2007, and as further amended, modified and supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lenders identified therein and the Administrative Agent, the Lenders agreed to make extensions of credit to the Borrower; and

            WHEREAS, the parties have requested certain modifications to the Credit Agreement and the parties have agreed to the requested modifications on the terms and conditions set forth herein.

            NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1.         Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.         Amendments.  The Credit Agreement is amended in the following respects:

2.1        The Aggregate Commitments are permanently reduced from $1,250,000,000 to $1,000,000,000.

2.2        The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Applicable Rate” means, for any day, the percentages per annum set forth on Schedule 1.01 based upon the S&P Debt Rating and the Moody’s Debt Rating then in effect.

The Applicable Rate shall be determined by the Administrative Agent based on the lower of the S&P Debt Rating and Moody’s Debt Rating then in effect.  Each change in the Applicable Rate shall be effective on and as of the date of such change and shall be applicable to all existing Loans and to any new Loans made on and after the date thereof.

Notwithstanding the foregoing, at any time that either the Moody’s Debt Rating is lower than Aa3 or the S&P Debt Rating is lower than AA-, the Applicable Rate shall be increased to (a) with respect to the LIBOR Rate Loans, three percent (3.00%), (b) with respect to Base Rate Loans, three percent (3.00%), and (c) with respect to the Commitment Fee, three-fourths of one percent (0.75%).

2.3        The definition of “Base Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one and one-half of one percent (1.5%), (b) the LIBOR Rate for an Interest Period of 30 days plus one and one-half of one percent (1.5%) and (c) the Prime Rate.

               2.4        The definitions of “Pricing Increase Condition” and “Prime Rate” are added to Section 1.01 of the Credit Agreement to read as follows:

“Pricing Increase Condition” means any of the following: (a) the aggregate outstanding principal amount of Loans exceeds an amount equal to 25% of the Aggregate Commitments or (b) the aggregate outstanding principal amount of Loans exceeds $0 on the date of determination and on each of the 59 consecutive calendar days preceding the date of determination.

 “Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

2.5        The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Maturity Date” means November 9, 2009.

               2.6        Schedule 1.01 is added as a schedule to the Credit Agreement to read as set forth on Exhibit A hereto.

                3.         Extension of Waiver.  Pursuant to Section 6.01(b) of the Credit Agreement the Borrower is required to deliver to the Administrative Agent the financial statements described therein within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower.  The Borrower failed to deliver the financial statements described therein for the fiscal quarter ended June 30, 2008 by the date required for delivery.  The Required Lenders hereby waive:

              (i)         until (but excluding) December 29, 2008 any Default or Event of Default arising under Section 8.01(c) or Section 8.01(d) of the Credit Agreement solely as a result of the failure by the Borrower to comply with Section 6.01(b) of the Credit Agreement for the fiscal quarter ended June 30, 2008;

                             (ii)        any Default or Event of Default arising under Section 8.01(b)(ii) or Section 8.01(d) of the Credit Agreement solely as a result of the failure by the Borrower to provide notice under Section 6.03(a) of the Credit Agreement of the occurrence of a Default resulting from the failure by the Borrower to comply with Section 6.01(b) of the Credit Agreement for the fiscal quarter ended June 30, 2008; and

                            (iii)       until (but excluding) December 29, 2008, any condition precedent in Section 4.02 of the Credit Agreement that would not be satisfied solely as a result of (A) the failure by the Borrower to comply with Section 6.01(b) of the Credit Agreement for the fiscal quarter ended June 30, 2008 and (B) the failure by the Borrower to provide notice under Section 6.03(a) of the Credit Agreement of the occurrence of a Default resulting from the failure by the Borrower to comply with Section 6.01(b) of the Credit Agreement for the fiscal quarter ended June 30, 2008.

4.         Conditions Precedent.  This Amendment shall become effective as of the date set forth above upon satisfaction of each of the following conditions precedent:

(a)        receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Lenders; and

(b)        receipt by the Administrative Agent of resolutions of the Borrower evidencing the authority of the Borrower to enter into this Amendment certified by the Secretary or by an Assistant Secretary of the Borrower to be true and correct as of the date hereof.

            5.         No Other Changes.  Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

            6.         Reaffirmation of Representations and Warranties.  Except for the representations and warranties referred to in Section 2 of the August 27, 2008 Waiver among the parties relating to the Credit Agreement, the Borrower represents and warrants that each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

            7.         Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

            8.         Governing Law.  Except for those sections that specifically reference a federal statute or regulation, this Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Tennessee. The foregoing notwithstanding, to the extent the following defenses would be available to the Borrower under federal law, then such defenses shall be available to the Borrower in connection with this Amendment: (i) non-liability for punitive damages, (ii) exemption from anti-trust laws, (iii) the Borrower cannot be contractually bound by representation of an employee made without actual authority, (iv) presumption that government officials have acted in good faith and (v) limitation on the application of the doctrine of equitable estoppel to the government.  For the avoidance of doubt, the Credit Agreement, as amended by this Amendment, shall continue to be governed by Section 10.14 Governing Law: Jurisdiction: Etc. and not by Section 8, Governing Law, of this Amendment.

[Signature Page Follows]

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to Fall Maturity Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	TENNESSEE VALLEY AUTHORITY

/s/ John M. Hoskins
Name: John M. Hoskins
Title: Senior Vice President and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

/s/ Eric V. Schwarzentraub
Name: Eric V. Schwarzentraub
Title: Senior Vice President

LENDER:	BANK OF AMERICA, N.A., as a Lender

/s/ Eric V. Schwarzentraub
Name: Eric V. Schwarzentraub
Title: Senior Vice President